EXHIBIT 99.1

For more information contact:

Investor Relations: Jimmie Hutchens AMI Semiconductor (208) 234-6732 investor@amis.com	Media Relations: Tamera Drake AMI Semiconductor (208) 234-6890 tamera_drake@amis.com

AMI Semiconductor Reports 2Q 2003 Unaudited Results

Pocatello, Idaho – August 4, 2003 – AMI Semiconductor (AMIS), a leader in the design and manufacture of integrated mixed-signal solutions, today reported results for the second quarter ended June 28, 2003.

     Unaudited consolidated financial results of parent company, AMIS Holdings, Inc., are attached.

     Second quarter 2003 revenue was $108.4 million compared with first quarter 2003 revenue of $102.8 million. Net loss for the second quarter of 2003 was $7.3 million, compared to net income of $1.8 million for the first quarter of 2003. Included in the second quarter results is a $20.0 million charge related to the write off of the unamortized balance of an intangible asset that had no remaining value. Excluding the impact of this charge, net income would have been $4.5 million.

     AMIS generated EBITDA of $26.1 million for the second quarter of 2003, compared to $22.0 million for the first quarter of 2003. Additionally, the company’s cash balance increased from $62.2 million at December 31, 2002 to $89.1 million at June 28, 2003.

     “Compared to the first quarter of 2003, revenue has increased, gross margin is up and we continue to see key design wins for our integrated mixed-signal products with emphasis in the automotive, medical and industrial markets,” commented Chris King, AMIS president and CEO. “We continue to focus our energies on a unique set of core competencies to create integrated mixed-signal designs that allow our end customers to differentiate themselves in their markets.”

     “With the completion of the transfer of the test operations from our Belgium facility to our Philippines location, we have achieved all major integration activities announced in July 2002,” said Brent Jensen, senior vice president and CFO of AMIS. “We are pleased with the cost structure that we have in place today and the operational leverage we have going forward.”

About AMI Semiconductor

     AMI Semiconductor is a leader in the design and manufacture of integrated mixed-signal solutions and mid-range digital structured ASICs, including ASIC conversion services. AMIS is committed to providing customers with the optimal value, quickest time-to-market ASIC solutions. Offering unparalleled manufacturing flexibility and dedication to customer service, AMI Semiconductor operates globally with headquarters in Pocatello, Idaho, European corporate offices in Oudenaarde, Belgium, and a network of sales and design centers located in the key markets of the United States, Europe and the Asia Pacific region. For more information, please visit the AMIS Web site at www.amis.com.

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     Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s future results could differ materially from the expectations discussed herein. Factors that could cause or contribute to such differences include general economic and political uncertainty, conditions in the semiconductor industry, changes in the conditions affecting our target markets, manufacturing underutilization, fluctuations in customer demand, raw material costs, exchange rates, timing and success of new products, competitive conditions in the semiconductor industry, and risks associated with international operations. For a more comprehensive discussion of risks and uncertainties relating to our business, please read the discussions of these risks in the Company’s Form S-4 registration statement filed with the SEC. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

     To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures that we refer to as EBITDA and free cash flow.

•	We define EBITDA as net income adjusted to exclude certain expenses including depreciation, amortization, interest, income taxes, non-recurring charges and other non-operating expenses. EBITDA has been reconciled to net income.

•	We define free cash flow as operating cash flow adjusted to exclude capital expenditures.

     EBITDA and free cash flow are provided to enhance the user’s overall understanding of our current financial performance, our ability to service our debt and our prospects for the future and ability to fund future growth. Specifically, we believe EBITDA and cash flow provide useful information to management, investors and debt holders and is a financial measure used by rating agencies to analyze and compare companies on the basis of operating performance and liquidity. EBITDA and free cash flow should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results and may not be comparable with similarly titled measures reported by other companies. EBITDA has been reconciled to net income and free cash flow has been reconciled to operating cash flow.

     We have also provided operating income before asset impairment charge and net income before asset impairment charge. These measures are simply operating income less an asset impairment charge and net income less an asset impairment charge. The asset impairment charge relates to the write-off of the remaining unamortized portion of a non-compete agreement. We believe that this charge is non-recurring and that the exclusion of the charge enhances comparability between the current period and past periods. Both of these measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for or superior to GAAP results and may not be comparable with similarly titled measures reported by other companies. Operating income before asset impairment charge has been reconciled to operating income and net income before asset impairment charge has been reconciled to net income.

AMIS Holdings, Inc.
Condensed Consolidated Statements of Operations
(In millions — Unaudited)

	Three Months Ended		Six Months Ended		Three Months Ended

	June 28,	June 29,	June 28,	June 29,	March 29,
	2003	2002	2003	2002	2003

Revenue	$108.4	$69.5	$211.2	$138.6
Cost of sales	61.0	43.5	121.4	87.3

Gross profit	47.4	26.0	89.8	51.3
Operating expenses:
Research & development	16.9	12.1	34.9	22.2
Selling, general and administrative	17.2	13.4	31.7	28.2
Restructuring and impairment charges	20.0	0.0	20.0	0.0

	54.1	25.5	86.6	50.4

Operating income (loss)	(6.7)	0.5	3.2	0.9
Non-operating expenses, net	6.8	3.0	15.4	6.1

Loss before income taxes	(13.5)	(2.5)	(12.2)	(5.2)
Provision (benefit) for income taxes	(6.2)	0.0	(6.7)	(1.6)

Net loss	($7.3)	($2.5)	($5.5)	($3.6)

Note: Results from prior periods are not comparable principally as a result of the acquisition of the Mixed Signal Business of Alcatel Microelectronics
Key Ratios & Information:
Gross margin	43.7%	37.4%	42.5%	37.0%
Operating margin	-6.2%	0.7%	1.5%	0.6%
EBITDA margin	24.1%	16.0%	22.8%	15.9%
EBITDA	$26.1	$11.1	$48.1	$22.1
Depreciation & amortization expense	$12.8	$10.6	$24.9	$21.2
Capital expenditures	$8.1	$1.1	$10.0	$7.2
Reconciliation of Net Income (Loss) to EBITDA:
Net Income (Loss)	($7.3)	($2.5)	($5.5)	($3.6)	$2.2
Net Interest Expense	6.1	2.7	11.0	5.8	4.9
Provision (Benefit) for Income Taxes	(6.2)	0.0	(6.7)	(1.6)	(0.3)
Depreciation and Amortization Expense	12.8	10.6	24.9	21.2	12.2
Impairment & Other Non-Operating Expenses	20.7	0.3	24.4	0.3	3.0

EBITDA	$26.1	$11.1	$48.1	$22.1	$22.0

Reconciliation of Cash Flow from Operations to Free Cash Flow:
Cash Flow from Operations	$18.8	($1.3)	$43.9	$19.5	$25.1
Less Capital Expenditures	(8.1)	(1.1)	(10.0)	(7.2)	(1.9)

Free Cash Flow	$10.7	($2.4)	$33.9	$12.3	$23.2

Reconciliation of Operating Income (Loss) to Operating Income Before Asset Impairment Charge:
Operating Income (Loss)	($6.7)	$0.5	$3.2	$0.9
Asset Impairment Charge	20.0	0.0	20.0	0.0

Operating Income Before Asset Impairment Charge	$13.3	$0.5	$23.2	$0.9

Reconciliation of Net Loss to Net Income (Loss) Before Asset Impairment Charge, Net of Tax:
Net Loss	($7.3)	($2.5)	($5.5)	($3.6)
Asset Impairment Charge, Net of Tax	11.8	—	11.8	—

Net Income (Loss) Before Asset Impairment Charge	$4.5	($2.5)	$6.3	($3.6)

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AMIS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In Millions)

	June 28,	Dec 31,
	2003	2002
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$89.1	$62.2
Accounts receivable, net	66.5	66.0
Inventories	40.5	39.4
Other current assets	31.5	32.1

Total current assets	227.6	199.6
Property, plant and equipment, net	208.5	222.5
Other non-current assets, including intangibles	69.5	79.2

Total assets	$505.6	$501.3

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and other accrued expenses	$84.7	$76.1
Current portion of long-term debt	0.4	8.7

Total current liabilities	85.1	84.9
Long-term debt, less current portion	239.5	151.4
Other long-term liabilities	0.5	3.1
Redeemable preferred stock	454.6	503.5
Stockholder’s deficit	(274.1)	(241.6)

Total liabilities and stockholders’ deficit	$505.6	$501.3

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